Frederick C. Veit
                                 ATTORNEY AT LAW
                                21 GORDON AVENUE
                        BRIARCLIFF MANOR, NEW YORK 10510

Admitted to NY, NJ, CT & DC Bars                        Telephone (914) 762-8824
                                                           Fax    (914) 923-1744

John Matthews, Esq.                                           December 26, 1996
Gallagher & Matthews
11 Clinton Avenue
Rockville Centre, NY  11570

Re: Modification of Agreement of Sale dated December 11, 1996, between Sellers Southern Professional Associates, Inc., Northern Professional Associates, Inc., Maple Health, Inc., Shareholders Gentile, O'Neill, Einemann and Posner and Oak Tree Medical Management, Inc., Purchaser

Dear Mr. Matthews:

Pursuant to our clients' agreement to modify the terms of the above noted Agreement of Sale, I have enclosed a new Promissory Note and four (4) original copies of the Security Agreement. The terms of the original Promissory Note have changed such that instead of borrowing $500,000.00 Oak Tree Medical Management is borrowing $300,000.00 with the balance of $200,000.00 being paid to Sellers in the form of Oak Tree Medical Systems, Inc. stock. Also, Oak Tree Medical Management, Inc. will be paying $14,735.81 per month for twenty three (23) months in order to retire the Note. You should hold the new Promissory Note in escrow until the original Note ($500,000) is returned to me.

Please have your clients sign all four originals of the Security Agreement and return two (2) fully executed originals to me. You should also hold these Security Agreements in escrow until the former originals are returned to me.

As concerns the stock, Oak Tree Medical Systems, Inc. will issue 33,333 shares of its common stock to Sellers in satisfaction of Oak Tree Medical Management's remaining $200,000.00 obligation to Sellers. If during the next eighteen (18) months from December 11, 1996, the common stock reaches a trading price of seven ($7.00) dollars per share or more, and remains at that level for at least one full business week (M-F) during the eighteen month term, then the 33,333 shares of the common stock issued will have satisfied the $200,000.00 balance due, under the terms of the Agreement of Sale.


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If,  during the eighteen  (18) month term,  the common  stock never  reaches the seven ($7.00) dollar per share threshold for one week, then an additional 8,772 shares of Oak Tree Medical Systems, Inc. common stock will be issued to Sellers in satisfaction of the purchase price balance of $200,000.00.

Please acknowledge, on behalf of your clients, your agreement with this modification of the Agreement of Sale terms, as contained herein.

Most Sincerely,

/s/ Frederick C. Veit
---------------------
Frederick C. Veit


                                                      _______________________
                                                         John Matthews, Esq.